                                                                  EXHIBIT (d)(2)

                                                               February 29, 2008

Aston Asset Management LLC
120 N. LaSalle Street, 25th Floor
Chicago, IL 60602

     Re: Investment Advisory Agreement with Aston Asset Management LLC dated November 30, 2006 (the "Investment Advisory Agreement")

Ladies and Gentlemen:

     Pursuant to the Investment Advisory Agreement, we are hereby providing notification of a new series of the Aston Funds to be called "Aston/New Century Absolute Return ETF Fund" (the "New Series"). Attached hereto are amended Schedules A and B to the Investment Advisory Agreement to reflect, among other things, the appropriate effective date, initial term and annual fee rate for the New Series.

     By acknowledging below, you agree to render the investment advisory and management services to the New Series under the terms of the Investment Advisory Agreement and the amended Schedules A and B attached hereto.

                                        ASTON FUNDS


                                        By: /s/ Gerald F. Dillenburg
                                            ------------------------------------
                                        Name: Gerald F. Dillenburg
                                        Its: Senior Vice President, Secretary,
                                             and Treasurer

Accepted this 29th day of February, 2008.


ASTON ASSET MANAGEMENT LLC


By: /s/ Kenneth C. Anderson
    ---------------------------------
Name: Kenneth C. Anderson
Its: President

                                   SCHEDULE A

FUND                                            EFFECTIVE DATE       INITIAL TERM
----                                          -----------------   -----------------
Aston Balanced Fund                           November 30, 2006   December 31, 2007
Aston Value Fund                              November 30, 2006   December 31, 2007
Aston/ABN AMRO Growth Fund                    November 30, 2006   December 31, 2007
Aston/McDonnell Municipal Bond Fund           November 30, 2006   December 31, 2007
Aston/ABN AMRO Real Estate Fund               November 30, 2006   December 31, 2007
Aston/Montag & Caldwell Balanced Fund         November 30, 2006   December 31, 2007
Aston/Montag & Caldwell Growth Fund           November 30, 2006   December 31, 2007
Aston/Optimum Mid Cap Fund                    November 30, 2006   December 31, 2007
Aston/River Road Dynamic Equity Income Fund   November 30, 2006   December 31, 2007
Aston/River Road Small Cap Value Fund         November 30, 2006   December 31, 2007
Aston/TAMRO Large Cap Value Fund              November 30, 2006   December 31, 2007
Aston/TAMRO Small Cap Fund                    November 30, 2006   December 31, 2007
Aston/TCH Fixed Income Fund                   November 30, 2006   December 31, 2007
Aston/TCH Investment Grade Bond Fund          November 30, 2006   December 31, 2007
Aston/Veredus Aggressive Growth Fund          November 30, 2006   December 31, 2007
Aston/Veredus SciTech Fund                    November 30, 2006   December 31, 2007
Aston/Veredus Select Growth Fund              November 30, 2006   December 31, 2007
Aston/Optimum Large Cap Opportunity Fund      December 26, 2006   December 31, 2007
Aston/River Road Small-Mid Cap Fund           March 28, 2007      December 31, 2007
Aston/Neptune International Fund              July 20, 2007       December 31, 2008
Aston/Resolution Global Equity Fund           July 20, 2007       December 31, 2008
Aston/ABN AMRO Global Real Estate Fund        July 20, 2007       December 31, 2008
Aston/Montag & Caldwell Mid Cap Growth Fund   November 1, 2007    December 31, 2008
Aston/ClariVest Mid Cap Growth Fund           November 1, 2007    December 31, 2008
Aston/Barings International Fund              November 1, 2007    December 31, 2008
Aston/Cardinal Mid Cap Value Fund             November 1, 2007    December 31, 2008
Aston/SGA International Small-Mid Cap Fund    November 1, 2007    December 31, 2008
Aston/Smart Allocation ETF Fund               January 7, 2008     December 31, 2009
Aston/MB Enhanced Equity Income Fund          January 9, 2008     December 31, 2009
Aston/New Century Absolute Return ETF Fund    February 29, 2008   December 31, 2009

                                   SCHEDULE B

FUND                                                         ANNUAL FEE RATE
----                                          --------------------------------------------
Aston Balanced Fund                           0.70% of the Fund's average daily net assets
Aston Value Fund                              0.80% of the Fund's average daily net assets
Aston/ABN AMRO Growth Fund                    0.70% of the Fund's average daily net assets
Aston/McDonnell Municipal Bond Fund           0.60% of the Fund's average daily net assets
Aston/ABN AMRO Real Estate Fund               1.00% of the Fund's average daily net assets
Aston/Montag & Caldwell Balanced Fund         0.75% of the Fund's average daily net assets
Aston/Montag & Caldwell Growth Fund           0.80% for the first $800 million
                                              0.60% over $800 million
Aston/Optimum Mid Cap Fund                    0.80% for the first $100 million
                                              0.75% for the next $300 million
                                              0.70% over $400 million
Aston/River Road Dynamic Equity Income Fund   0.70% of the Fund's average daily net assets
Aston/River Road Small Cap Value Fund         0.90% of the Fund's average daily net assets
Aston/TAMRO Large Cap Value Fund              0.80% of the Fund's average daily net assets
Aston/TAMRO Small Cap Fund                    0.90% of the Fund's average daily net assets
Aston/TCH Fixed Income Fund                   0.55% of the Fund's average daily net assets
Aston/TCH Investment Grade Bond Fund          0.50% of the Fund's average daily net assets
Aston/Veredus Aggressive Growth Fund          1.00% of the Fund's average daily net assets
Aston/Veredus SciTech Fund                    1.00% of the Fund's average daily net assets
Aston/Veredus Select Growth Fund              0.80% of the Fund's average daily net assets
Aston/Optimum Large Cap Opportunity Fund      0.80% of the Fund's average daily net assets
Aston/River Road Small-Mid Cap Fund           1.00% of the Fund's average daily net assets
Aston/Neptune International Fund              1.00% of the Fund's average daily net assets
Aston/Resolution Global Equity Fund           1.00% of the Fund's average daily net assets
Aston/ABN AMRO Global Real Estate Fund        1.00% of the Fund's average daily net assets
Aston/Montag & Caldwell Mid Cap Growth Fund   0.85% of the Fund's average daily net assets
Aston/ClariVest Mid Cap Growth Fund           0.90% of the Fund's average daily net assets
Aston/Barings International Fund              1.00% of the Fund's average daily net assets
Aston/Cardinal Mid Cap Value Fund             0.90% of the Fund's average daily net assets

FUND                                                         ANNUAL FEE RATE
----                                          --------------------------------------------
Aston/SGA International Small-Mid Cap Fund    1.20% of the Fund's average daily net assets
Aston/Smart Allocation ETF Fund               0.80% of the Fund's average daily net assets
Aston/MB Enhanced Equity Income Fund          0.70% of the Fund's average daily net assets
Aston/New Century Absolute Return ETF Fund    1.00% of the Fund's average daily net assets